UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2024

Allogene Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38693	82-3562771
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 East Grand Avenue, South San Francisco, California 94080

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (650) 457-2700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. of Form 8-K):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	ALLO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Reviews

Allogene Therapeutics, Inc. (the “Company”) has received two comment letters (“Comment Letters”) from the staff of the Division of Corporation Finance (the “Staff”) of the Securities and Exchange Commission (“SEC”) relating to its Annual Report on Form 10-K for the year ended December 31, 2022 (the “FY 2022 Form 10-K”).

The Comment Letters included comments related to the Company’s accounting for Allogene Overland Biopharm (CY) Limited (“Allogene Overland”), a joint venture established by the Company and Overland Pharmaceuticals (CY) Inc. (“Overland”) pursuant to a Share Purchase Agreement entered into on December 14, 2020 (“Share Purchase Agreement”), and also related to the associated Exclusive License Agreement between the Company and Allogene Overland entered into on December 14, 2020 (“License Agreement”) for the purpose of developing, manufacturing and commercializing certain allogeneic CAR T cell therapies for patients in greater China, Taiwan, South Korea and Singapore.

Pursuant to the Share Purchase Agreement, the Company acquired Seed Preferred Shares in Allogene Overland representing 49% of Allogene Overland’s outstanding stock (“Seed Preferred Shares”) as partial consideration for the License Agreement, and Overland acquired Seed Preferred Shares representing 51% of Allogene Overland’s outstanding stock for which Overland paid $117.0 million to Allogene Overland, which included an upfront payment and certain quarterly cash payments, to support operations of Allogene Overland. The Company also received $40 million from Allogene Overland as partial consideration for the License Agreement.

The Company’s equity investment in Allogene Overland, as represented by the Seed Preferred Shares, was determined to be an equity method investment and originally recorded at zero. Given that the Seed Preferred Shares were recorded at zero and the Company does not have an obligation to contribute capital to Allogene Overland, the Company did not account for its share of losses incurred by Allogene Overland.

Following the receipt of the Comment Letters and a re-evaluation of the accounting for its Seed Preferred Shares, on February 14, 2024, the Company’s Audit Committee of the Board of Directors of the Company (the “Audit Committee”) determined, based on management’s recommendation and after consultation with Ernst & Young LLP, the Company’s independent registered public accounting firm, that the Seed Preferred Shares should have been initially measured at fair value, and the accounting for the Seed Preferred Shares should be restated. As a result, the Audit Committee also determined that the Company’s financial statements for the years ended December 31, 2020, 2021 and 2022, and in each of the Company’s quarterly reports on Form 10-Q filed with the SEC in 2021, 2022 and 2023 (collectively, the “Restatement Periods”), should no longer be relied upon.

The Company expects the restatement will include the recording of the fair value of the Company’s initial investment in the Seed Preferred Shares. The transaction price to determine revenue related to the License Agreement will include the fair value of the Seed Preferred Shares. The Company expects to reflect additional revenues under “License and collaboration revenue – related party” in its consolidated statements of operations and comprehensive loss. Additionally, the Company expects to record as “Other expenses” in its consolidated statements of operations and comprehensive loss its share of net losses of Allogene Overland, including when the joint venture recognizes expenses related to the payment and shares issued to the Company for the License Agreement, which is recorded by Allogene Overland as in-process research and development with no alternative future use.

This restatement is non-cash in nature and will have no impact on the Company’s cash flows or cash, cash equivalents and marketable investments.

The preliminary evaluation provided above is subject to the completion of the Company’s restatement analysis and financial close and reporting process, as well as the financial statement audits and reviews for the Restatement Periods.

As a result of the information described above, the Company’s management has concluded that the Company’s disclosure controls and procedures were not effective at the reasonable assurance level and the Company’s internal control over financial reporting was not effective as of the end of each of the periods covered by the restatement, and the Company’s report under Item 9A Management’s Annual Report on Internal Controls Over Financial Reporting as of December 31, 2022 will be revised accordingly. In connection with the restatement as described above, the Company has identified a material weakness in internal control over financial reporting related to this matter. As a result, Ernst & Young LLP, the Company’s independent registered public accounting firm for the year ended December 31, 2022, has determined that its report on internal control over financial reporting as of December 31, 2022, dated February 28, 2023 and included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023, should no longer be relied upon. The Company’s remediation plan will be described in more detail in the Company’s amended FY 2022 Form 10-K.

The Company currently plans to complete the restatement analysis and present restated financials for impacted periods in an amendment to the FY 2022 Form 10-K, and restate subsequent interim period financials, as soon as reasonably practicable, targeting on or before March 14, 2024 for such filing.

The Audit Committee has discussed the matters described in this Form 8-K with its independent registered accounting firm, Ernst & Young LLP.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although the Company believes that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, the Company can give no assurance that such expectations and assumptions will prove to be correct. Forward-looking statements include all statements that are not historical facts and can generally be identified by terms such as “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potentially,” or “will” or similar expressions and the negatives of those terms. These statements include, but are not limited to, statements regarding the Company’s expectations related to the restatement of its financial statements for the Restatement Periods, including the expected impact of such restatement on the Company’s consolidated balance sheets and consolidated statements of operations and comprehensive loss; the Company’s plans related to the restatement analysis, the presentation of restated financial statements for the impacted periods and the filing of restated financials for impacted periods in an amendment to the FY 2022 Form 10-K and restated financials for subsequent interim periods, and the timing thereof; the remediation or a plan for remediation of a material weakness in internal control over financial reporting and the timing thereof; and developing, manufacturing or commercializing allogeneic CAR T cell therapies for patients in greater China, Taiwan, South Korea and Singapore. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors relate to, among others: the completion of the Company’s restatement analysis and financial close and reporting process, as well as the financial statement audits and reviews for the Restatement Periods. These and other factors are described in greater detail under the “Risk Factors” heading of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2023, filed with the SEC on November 2, 2023. All information provided in this report is as of the date of this report, and any forward-looking statements contained herein are based on assumptions that the Company believes to be reasonable as of this date. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to us on the date hereof. The Company undertakes no duty to update this information unless required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLOGENE THERAPEUTICS, INC.

By:	/s/ David Chang, M.D., Ph.D.
David Chang, M.D., Ph.D.
President, Chief Executive Officer

Dated: February 16, 2024